Exhibit 1.2

No: 1991676

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

MSC COTAI LIMITED

FIRST INCORPORATED THE 7TH DAY OF SEPTEMBER, 2018

Estera Corporate Services (BVI) Limited

Jayla Place, Wickhams Cay 1

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

MSC COTAI LIMITED

NAME

1.	The name of the Company is MSC Cotai Limited (the “Company”).

CHANGE OF NAME

2.

The Company may by Resolution of Shareholders or Resolution of Directors resolve to change its name and make application to the Registrar of Corporate Affairs in the approved form to give effect to such change of name in accordance with section 21 of the Act.

TYPE OF COMPANY

3.	The Company is a company limited by shares.

REGISTERED OFFICE AND REGISTERED AGENT

4.	The first Registered Office of the Company will be situated at the offices of Estera Corporate Services (BVI) Limited of Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

5.	The first Registered Agent of the Company will be Estera Corporate Services (BVI) Limited of Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

6.

The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent and any such changes shall take effect on the registration by the Registrar of Corporate Affairs of a notice of change, filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

LIMITATIONS ON BUSINESS OF COMPANY

7.

The business and activities of the Company are limited to those businesses and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

8.	Subject to the Act, any other enactment and this Memorandum (including, without limitation, paragraph 7 immediately above of this Memorandum) and the Articles, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) immediately above, full rights, powers and privileges.

NUMBER, CLASSES AND PAR VALUE OF SHARES

9.

The Company is authorised to issue a maximum of 1,927,488,240 ordinary shares, with a par value of US$0.0001 each, of a single Class to STUDIO CITY INTERNATIONAL HOLDINGS LIMITED which shares shall be issued fully paid or credited as fully paid.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SHARES

10.	All Shares shall (in addition and subject to any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for elsewhere in this Memorandum or in the Articles):

(a)	have the right to one vote on any Resolution of Shareholders;

(b)	have equal rights with regard to dividends; and

(c)	have equal rights with regard to distributions of the surplus assets of the Company.

11.

For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Articles are deemed to be set out and stated in full in this Memorandum.

FRACTIONAL SHARES

12.

The Company may issue Fractional Shares. A Fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same Class. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

VARIATION OF CLASS RIGHTS AND PRIVILEGES

13.

If at any time, there are different Classes or Series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that Class or Series, the rights and privileges attaching to any such Class or Series of Shares may, whether or not the Company is being wound up, be varied or abrogated with a resolution or the consent in writing of the holders of not less than three-fourths of the issued Shares of that Class or Series and of the holders of not less than three-fourths of the issued Shares of any other Class or Series of Shares which may be adversely affected by such variation.

RIGHTS AND PRIVILEGES NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

14.

The rights and privileges conferred upon the Shareholder of any Class of Shares issued with preferred or other rights and privileges shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

CHANGES TO SHARES

15.

Subject to complying with Article 9 of the Articles, the Company may by a Resolution of Shareholders amend this Memorandum to increase or reduce the number of Shares the Company is authorised to issue.

16.	The Company may by a Resolution of Shareholders:

(a)	divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or

(b)	combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series;

provided, however, that where Shares with a par value are divided or combined under paragraph 16 (a) or (b) above, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

17.

For the purposes of section 36(1)(f) of the Act, Shares in the Company may, where issued in, or converted to, one Class or Series, be converted to another Class or Series in any manner specified in paragraph 17 (a), (b) or (c) below:

(a)

(i)

the amendment and/or restatement of this Memorandum and the Articles by Resolution of Shareholders to re-designate the Shares, including as regards their description and par value, and vary and/or abrogate any of the rights, privileges, restrictions and conditions attaching to the Shares;

(ii)

the passing of any resolution or execution of any written consent of the holders of the relevant Shares and any other Class or Series of Shares, where required pursuant to this Memorandum and the Articles;

(iii)	if required by the Directors, the delivery to the Company of the existing share certificates in respect of the Shares being re-designated; and

(iv)	the amendment of the Register of Members as required to reflect the re-designation made pursuant to paragraph 17 (a) (i) above; or

(b)

(i)	the repurchase and cancellation of existing Shares in consideration for the issue of new Shares of a different Class or Series;

(ii)

the passing of any resolution or execution of any written consent of the holders of the relevant Shares and any other Class or Series of Shares, where required pursuant to this Memorandum and the Articles;

(iii)	if required by the Directors, the delivery to the Company of the existing share certificates in respect of the Shares to be converted; and

(iv)	the amendment of the Register of Members as required to reflect the cancellation and issue made pursuant to paragraph 17 (b) (i) above; or

(c)	in any other manner permitted by the Act, this Memorandum and the Articles.

NO BEARER SHARES

18.	The Company is not authorised to issue bearer shares and all Shares shall be issued as registered shares.

NO EXCHANGE FOR BEARER SHARES

19.	Shares may not be exchanged for, or converted into, bearer shares.

TRANSFERS OF SHARES

20.	Subject to the provisions of this Memorandum and the Articles (including but not limited to paragraph 21 below), Shares in the Company may be transferred.

21.

No share may be transferred and any purported transfer of shares shall be void if, upon the advice of US tax counsel, such transfer would cause the Company to be treated as a publicly traded partnership or to be classified as a corporation for U.S. Tax Purposes, in each case, pursuant to section 7704 of the Code. The Directors shall refuse to register any such transfers.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

22.	The Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power to amend the Memorandum or the Articles:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to change the provisions of paragraphs 9, 10, 11, 13, 14, 15, 16, 17, 18, 19 or 22 of this Memorandum.

DEFINITIONS

23.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

SHAREHOLDER LIABILITY

24.	Subject to the provisions of this Memorandum and the Articles, the liability of a Shareholder to the Company, as shareholder, is limited to:

(a)	any amount unpaid on a Share held by the Shareholder;

(b)	(where applicable) any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution under section 58(1) of the Act.

25.	A Shareholder has no liability, as a member, for the liabilities of the Company.

SEPARATE LEGAL ENTITY AND PERPETUAL EXISTENCE

26.	In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved.

EFFECT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

27.	In accordance with section 11(1) of the Act, this Memorandum and the Articles are binding as between:

(a)	the Company and each Shareholder of the Company; and

(b)	each Shareholder of the Company.

28.

In accordance with section 11(2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles.

29.	In accordance with section 11(3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act.

We, Estera Corporate Services (BVI) Limited of Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this 7th day of September, 2018.

Incorporator
/s/ Shanique Creque
Shanique Creque
For and on behalf of
Estera Corporate Services (BVI) Limited

FORFEITURE OF SHARES	17

TRANSFER OF SHARES	17

TRANSMISSION OF SHARES	18

REDEMPTION AND PURCHASE OF SHARES	18

TREASURY SHARES	19

MEETINGS OF SHAREHOLDERS	19

NOTICE OF MEETINGS OF SHAREHOLDERS	20

PROCEEDINGS AT SHAREHOLDERS’ MEETINGS	20

SCIH SHAREHOLDER APPROVAL MATTERS	21

VOTES OF SHAREHOLDERS	21

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	22

DIRECTORS	22

ALTERNATE DIRECTOR	24

POWERS OF DIRECTORS	24

BORROWING POWERS OF DIRECTORS	25

DUTIES OF DIRECTORS	25

PROCEEDINGS OF DIRECTORS	26

OFFICERS	27

CONFLICT OF INTERESTS	28

REGISTER OF CHARGES	28

THE SEAL, INSTRUMENTS UNDER SEAL AND DEEDS	29

DISTRIBUTIONS	29

RECORDS AND UNDERLYING DOCUMENTATION	30

NOTICES	30

INDEMNITY	31

INSURANCE	32

NON-RECOGNITION OF TRUSTS	32

VOLUNTARY LIQUIDATION	33

AMENDMENT OF ARTICLES OF ASSOCIATION	33

CLOSING OF REGISTER OF MEMBERS OR FIXING RECORD DATE	33

REGISTRATION BY WAY OF CONTINUATION	33

DISCLOSURE	34

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

MSC Cotai Limited

The following shall comprise the Articles of Association of MSC Cotai Limited (the “Company”).

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

“Affiliate” means a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person;

“Articles” means these articles of association of the Company, as amended and/or restated from time to time;

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company;

“Code” means the United States Internal Revenue Code of 1986, as in effect from time to time.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and “Director” means any one of them;

“Distributed Right” means any right, option, or warrant granted by SCIH to all holders of SCIH Class A Ordinary Shares to subscribe for, purchase, or otherwise acquire SCIH Class A Ordinary Shares, or other securities or rights convertible into, or exchangeable or exercisable for, SCIH Class A Ordinary Shares.

“Distribution” means, subject to the Act, in relation to a distribution by the Company to a Shareholder:

(a)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or

(b)	the incurring of a debt to or for the benefit of the Shareholder,

in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Equity Plan” means any compensation plan, agreement, or other arrangement that provides for the grant or issuance of equity or equity-based awards (including share options) and that is approved by SCIH for the benefit of any of the employees of SCIH, the Company, Newco, or any Subsidiaries or Affiliates of Newco or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Equity Securities” means, with respect to any Person, shares or equity securities or any securities convertible into or exchangeable or exercisable for any shares or equity securities of such Person;

“Fractional Share” means a fraction of a Share;

“Initial SCIH Shareholders Agreement” means the Shareholders Agreement dated July 27, 2011, as subsequently amended on September 25, 2012, May 17, 2013, June 3, 2014 and July 21, 2014, between MCE Cotai Investments Limited, an exempted company incorporated in the Cayman Islands, New Cotai, LLC, a limited liability company formed in Delaware, United States of America, Melco Resorts & Entertainment Limited (formerly known as Melco Crown Entertainment Limited), an exempted company incorporated in the Cayman Islands, and SCIH. For the avoidance of doubt, the Initial SCIH Shareholders Agreement shall not include any other amendments, restatements or amended and restated agreement thereto;

“Memorandum” means the memorandum of association of the Company, as amended and/or restated from time to time;

“Officer” means any Person appointed by the Directors as an officer of the Company and may include a chairman of the board of Directors, a vice chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company;

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Register of Directors” means the register of the Directors of the Company required to be kept pursuant to the Act;

“Register of Members” means the register of the members of the Company required to be kept pursuant to the Act;

“Registered Agent” means the registered agent of the Company from time to time, as required by the Act;

“Registered Office” means the registered office of the Company from time to time, as required by the Act;

“Resolution of Directors” means, subject to the provisions of the Memorandum and these Articles, a resolution:

(a)

approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting who voted and did not abstain; or

(b)

consented to in writing or by facsimile, electronic mail or other written electronic communications by a simple majority of the Directors (or a sole Director) or a simple majority of the members of a committee of Directors (or a sole member), as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Except as expressly provided to the contrary in the Memorandum and these Articles, each Director shall have one vote in relation to any Resolution of Directors. Where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;

“Resolution of Shareholders” means a resolution:

(a)

passed by a simple majority, or such larger majority as may be specified in the Memorandum or these Articles, of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by a majority of in excess of 50 per cent or if a higher majority is required by the Memorandum or these Articles, that higher majority, of the votes of those Shareholders entitled to vote at a meeting of Shareholders of the Company (or a sole Shareholder) in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“SCIH” means STUDIO CITY INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands with BVI business company number 399970;

“SCIH Class A Ordinary Shares” means class A ordinary shares in the share capital of SCIH in issue from time to time;

“Seal” means the common seal of the Company;

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Series” means a division of a Class as may from time to time be issued by the Company;

“Share” means an ordinary share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum and these Articles. For the avoidance of doubt in these Articles the expression “Share” shall include any Fractional Share;

“Shareholder” means a Person whose name is entered as a holder of one or more Shares in the Register of Members;

“signed” means bearing a signature or representation of a signature affixed by mechanical means;

“Solvency Test” means the solvency test prescribed by section 56 of the Act and set out in Article 123;

“Subsidiary” means, with respect to any Person:

(i) any corporation, association or other business entity of which (i) more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity that is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (ii) the composition of its board of directors is directly or indirectly controlled by such Person; and

(ii) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed or otherwise acquired by the Company and not cancelled;

“Treasury Regulations” means regulations promulgated by the U.S. Internal Revenue Service under the Code; and

“U.S. Tax Purposes” means, as the context requires, U.S. federal, state, and/or local income tax purposes.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(e)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(f)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile or photograph or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Registered Office shall be at such address in the British Virgin Islands as the Shareholders or Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.

7.

The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept at the office of the Registered Agent. If the original Register of Members is not kept at the office of the Registered Agent, a copy of it shall be kept there.

SHARES

8.	Subject to the Act, the Memorandum and these Articles (including but not limited to Articles 9 and 10), all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to SCIH; and

(b)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto to SCIH;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

Notwithstanding any other provision of the Memorandum or these Articles and during such time as one or more participation arrangements or participation agreements into which the Company has entered remain in effect:

(a)

the Company shall only issue ordinary Shares, Equity Securities or Corresponding Securities (defined below) of which all shall be issued fully paid or credited as fully paid to SCIH and SCIH shall be the sole Shareholder of the Company.

(b)

the Company shall maintain the number of issued Shares so as to equal at all times the number of issued SCIH Class A Ordinary Shares and, in the event that any Equity Securities issued by SCIH are securities convertible into or exchangeable or exercisable for Equity Securities of SCIH (other than an option to purchase SCIH Class A Ordinary Shares in connection with any Equity Plan) (including Distributed Rights but excluding any option issued in connection with any Equity Plan), the Company shall, with respect to such convertible, exchangeable, or exercisable securities, issue to SCIH a like amount and type of convertible, exchangeable, or exercisable securities (“Corresponding Securities”) that shall convert into or be exchanged or exercised for Equity Securities of the Company at the same time(s) and in the same number(s) as the applicable securities of SCIH shall then convert or be exchanged or exercised into.

10.	The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

11.

The Company may insofar as may be permitted by law, pay a commission in any form to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors shall refuse to accept any application for Shares from any Person other than SCIH.

13.	The Company may treat the holder of a Share as named in the Register of Members as the only Person entitled, with respect to such Share, to:

(a)	exercise any voting rights attaching to such Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to such Share.

14.	The Company may, subject to the terms of the Act and these Articles issue bonus Shares.

15.

Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services. Shares may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine, except that in the case of Shares issued with a par value, the consideration paid or payable shall not be less than the par value.

16.

When the consideration in respect of the Share has been paid or the Share has been issued as a bonus Share, that Share is for all purposes fully paid, but if a Share is not fully paid on issue, the Share shall be subject to forfeiture in the manner prescribed in these Articles.

17.	Before issuing Shares for a consideration which is in whole or in part other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

18.

A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the value of the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

PARTICIPATION

19.

The Company may enter into participation arrangements or participation agreements and, in such event, the Company shall and the Shareholders shall procure that the Company shall comply with the terms of such participation arrangements or participation agreements.

CERTIFICATES

20.

Unless the Directors otherwise determine, share certificates shall not be issued provided that the Company shall, at the request of a Shareholder, issue a share certificate evidencing the number and Class of Shares held by that Shareholder signed by a Director or such other Person who has been duly authorised by a Resolution of Directors (an “Authorised Person”) or under the Seal, with or without the signature of a Director or an Authorised Person. The signature of the Director or of the Authorised Person and the Seal may be a facsimile.

21.

Any Shareholder receiving a share certificate for Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of the issue of that share certificate. If a share certificate for Shares is worn out or lost it may be renewed or replaced on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

FORFEITURE OF SHARES

22.	Where Shares are not fully paid or deemed fully paid on issue or have been issued subject to forfeiture, the following provisions shall apply.

23.	Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share.

24. The written notice referred to in the immediately preceding Article shall:

(a)	name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

25.

Where a written notice has been issued under these Articles and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

26.

The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Articles. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

TRANSFER OF SHARES

27.	Subject to the Memorandum and these Articles (including, but without limitation, Article 9), Shares are transferred by a written instrument of transfer.

28.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if so required by the Directors, shall also be executed by or on behalf of the transferee and shall, if required by the Directors, be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

29.

The Directors may in their absolute discretion decline to register any transfer of Shares without assigning any reason therefor and shall decline to register any purported transfer of Shares in breach of paragraph 21 of the Memorandum.

30.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

31.

All instruments of transfer effecting a transfer which is registered shall be retained by the Company, but any instrument of transfer relating to a transfer which the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

32.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

33.

Any Person becoming entitled to a Share in consequence of the bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the bankrupt Person before the bankruptcy.

34.

A Person becoming entitled to a Share by reason of the bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

REDEMPTION AND PURCHASE OF SHARES

35.

Subject to the Act, the Memorandum and these Articles (including, but without limitation, Article 9), including the Solvency Test where applicable, the Company may purchase, redeem or otherwise acquire its own Shares from one or more or all of the Shareholders:

(a)	in accordance with Sections 60, 61, 62 or Part IX of the Act;

(b)

in accordance with a right of a Shareholder to have his Shares purchased or redeemed, or to have his Shares exchanged for money or non-money consideration in any form or combination of forms, including a new issue of Shares by the Company;

(c)

in accordance with a right of the Company to purchase or redeem Shares in exchange for money or non-money consideration in any form or combination of forms, including a new issue of Shares by the Company;

(d)

in accordance with an agreement between the Shareholder and the Company pursuant to which the Shareholder agrees to sell and the Company agrees to purchase some or all of the Shares held by that Shareholder in exchange for money or non-money consideration in any form or combination of forms, including a new issue of Shares by the Company;

(e)	for no consideration by way of surrender in writing of the Share or Shares to the Company signed by the Shareholder holding the Share or Shares; or

(f)	in accordance with any other provisions of the Memorandum and Articles.

36.	The Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is:

(a)	permitted by the Memorandum or these Articles; or

(b)	entitled pursuant to the provisions of the Act, including for the avoidance of doubt Part IX,

to purchase redeem or otherwise acquire the relevant Shares without the consent of such Shareholder.

TREASURY SHARES

37.

Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or, if the Directors so determine, held as Treasury Shares in accordance with the Act and Article 38.

38.

Shares may only be purchased, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of that Class previously issued by the Company, excluding those Shares that have been cancelled.

39.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company.

40.

Treasury Shares may be disposed of by the Company only to SCIH on such terms and conditions (not otherwise inconsistent with the Memorandum and these Articles) as the Company may by Resolution of Directors determine.

MEETINGS OF SHAREHOLDERS

41.	The Directors may, whenever they think fit, convene a meeting of Shareholders.

42.

Shareholders’ meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least thirty percent of outstanding Shares entitled to vote in the Company deposited at the Registered Office specifying the objects of the meeting for a date no later than twenty one days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five days after the date of such deposit, the requisitionists themselves may convene the Shareholders’ meeting in the same manner, as nearly as possible, as that in which Shareholders’ meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the Shareholders’ meeting shall be reimbursed to them by the Company.

43.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders’ meeting in the same manner as nearly as possible as that in which Shareholders’ meetings may be convened by the Directors.

NOTICE OF MEETINGS OF SHAREHOLDERS

44.

At least two days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given in the manner hereinafter provided to such Persons as are, under these Articles, entitled to receive such notices from the Company.

45.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety percent majority of the:

(a)	total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver.

46.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT SHAREHOLDERS’ MEETINGS

47.

No business shall be transacted at any Shareholders’ meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the Shares of the Company entitled to vote at the meeting, present in person or by proxy, shall form a quorum.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

49.

If the Directors wish to make this facility available for a specific Shareholders’ meeting or all Shareholders’ meetings of the Company, participation in any Shareholders’ meeting may be by means of a telephone or by other electronic means provided that all Persons participating in such meeting are able to hear each other and such participation shall be deemed to constitute presence in person at the meeting.

50.	The chairman, if any, of the Directors shall preside as chairman at every Shareholders’ meeting.

51.

If there is no such chairman, or if at any Shareholders’ meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy holding a majority of the outstanding Shares on issue shall choose any Person present to be chairman of that meeting.

52.

The chairman may with the consent of any Shareholders’ meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53.

The Directors may cancel or postpone any duly convened Shareholders’ meeting at any time prior to such meeting, except for Shareholders’ meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.

At any Shareholders’ meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

55.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

56.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

57.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

SCIH SHAREHOLDER APPROVAL MATTERS

58.

The Company must not, at any time in the period during which the Initial SCIH Shareholders Agreement is in effect and has not been terminated, amended and restated or otherwise modified, undertake any action described in clause 7.2(a) of the Initial SCIH Shareholders Agreement (“Clause 7.2”) without obtaining the approval that would be required in respect of the same action being carried out by SCIH under that same Clause 7.2.

VOTES OF SHAREHOLDERS

59.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a Shareholders’ meeting, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

60.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

61.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the Person or Persons appointed by that court, and any such Person or Persons may vote by proxy.

62.

No Shareholder shall be entitled to vote at any Shareholders’ meeting unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

63.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

64.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

65.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

66.

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

67.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

68.

An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by facsimile, electronic mail or other written electronic communication, without the need for any notice, but if any such resolution is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

69.

The provisions of the Memorandum and these Articles as regards Shareholders’ meetings and Resolutions of Shareholders shall apply mutatis mutandis to any meeting or resolution of the holders of a Class or Series of Shares.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

70.

Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

71.

Except during the period from the date of incorporation until the date on which the first Directors are appointed by the first Registered Agent of the Company pursuant to Article 74, the minimum number of Directors shall be one.

72.

Subject to the Article above, the Company may by a Resolution of Shareholders from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

73.	Subject to these Articles, the Company may appoint any Person to be a Director. The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision);

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision);

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

74.	The first Director(s) shall be appointed by the first Registered Agent of the Company within six months of the date of its incorporation, and thereafter, the Directors shall be elected:

(a)	by the Shareholders for such terms as the Shareholders may determine; or

(b)	by the Directors for such terms as the Directors may determine.

A person shall not be appointed as a Director unless he has consented in writing to be a Director.

75.

Each Director shall hold office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors, as the case may be, appointing him. In the case of a Director who is an individual the term of office of a Director shall terminate on the Director’s death, resignation or removal. The bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director.

76.

A Director may be removed from office, with or without cause, by a Resolution of Shareholders or, with cause, by a Resolution of Directors. Section 114(2) of the Act shall not apply to the removal of a Director.

77.

A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

78.	A vacancy in the board of Directors existing or arising because the maximum number of directors has not been appointed may be filled by a Resolution of Shareholders or by a Resolution of Directors.

79.	The remuneration of the Directors may be determined by a Resolution of Directors or by a Resolution of Shareholders.

80.	There shall be no shareholding qualification for Directors unless determined otherwise by a Resolution of Shareholders.

81.	The Company shall keep a Register of Directors containing the particulars required by the Act, including:

(a)	the names and addresses of the persons who are Directors or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the Register of Directors was appointed as a Director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect.

82.

The Register of Directors or a copy of it shall be kept at the office of the Registered Agent and the Company shall file a copy of such Register of Directors with the Registrar of Corporate Affairs for registration, where required by the Act.

ALTERNATE DIRECTOR

83.

Any Director may in writing appoint another person, who need not be a Director, to be his alternate. Every such alternate shall be entitled to attend meetings in the absence of the Director who appointed him and to vote on and/or consent in writing to any Resolution of Directors in the place of the Director. Where the alternate is a Director he shall be entitled to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS OF DIRECTORS

84.

The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by these Articles.

85.

Notwithstanding section 175 of the Act, the Directors have the power to sell, transfer, lease, exchange or otherwise dispose of the assets of the Company, without restriction and without complying with the provisions of section 175, which shall not apply to the Company.

86.

The Directors may, by a Resolution of Directors, appoint any Person, including a person who is a Director, to be an Officer or agent of the Company. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

87.

Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles or are otherwise not permitted to be delegated under the Act.

88.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

89.

The Directors may, by a Resolution of Directors, designate one or more committees of Directors, each consisting of one or more Directors, in accordance with section 110 of the Act (each a “Committee of Directors”).

90.

Each Committee of Directors has such powers of the Directors, including the power to affix the Seal and to appoint a sub-committee and delegate its powers to that sub-committee, as are set forth in the Resolution of Directors establishing the Committee of Directors, except that no Committee of Directors may be delegated any power:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

(h)	to make a determination under section 57(1) of the Act that the company will, immediately after a proposed distribution, satisfy the Solvency Test.

91.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand or otherwise) appoint any Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS

92.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DUTIES OF DIRECTORS

93.	The Directors when exercising their powers or performing their duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS

94.

The Directors may meet together (either within or without the British Virgin Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

95.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or other electronic means provided that all persons participating in such meeting can hear one other and such participation shall be deemed to constitute presence in person at the meeting.

96.

A Director shall be given not less than two days’ notice of meetings of Directors, but a meeting of Directors held without two days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting, waive such notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

97.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be three or more Directors the quorum shall be a majority of the Directors, two Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

98.

If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders.

99.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may by a Resolution of Directors determine. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

100.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders.

101.	The books, corporate records and minutes shall be kept at the office of the Registered Agent, at the Company’s principal place of business or at such other place as the Directors determine.

102.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be presumed to have been duly held unless the contrary is shown.

103.

An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of the relevant committee of Directors consented to in writing or by facsimile, electronic mail or other written electronic communication by the Directors holding a simple majority of the votes or by the members of the relevant committee holding a simple majority of the votes, as the case may be, without the need for any notice. Such consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

104.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors, or of summoning a Shareholders’ meeting, but for no other purpose.

105.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, a majority of the Directors present may choose one of their number to be chairman of the meeting.

106.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, a majority of the committee members present may choose one of their number to be chairman of the meeting.

107.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

108.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS

109.	The Company may by Resolution of Directors appoint Officers at such times as shall be considered necessary or expedient. Any number of offices may be held by the same person.

110.

The Officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the board of Directors to preside at meetings of Directors and Shareholders, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

111.	The emoluments of all Officers shall be fixed by Resolution of Directors.

112.

The Officers shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS

113.

A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors. Where a Director’s interest in a transaction is not disclosed in accordance with this Article prior to the transaction being entered into, unless it is not required to be disclosed in accordance with Article 115 below, the transaction is voidable by the Company.

114.	Notwithstanding the previous Article, a transaction entered into by the Company is not voidable by the Company if:

(a)

the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)

the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

115.

A Director is not required to disclose an interest pursuant to Article 113 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

116.	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on or consent to a Resolution of Directors regarding the transaction or a matter relating to the transaction;

(b)	attend a meeting of Directors at which the transaction or a matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction or a matter relating to the transaction.

REGISTER OF CHARGES

117.	The Company shall maintain at the Registered Office or at the office of the Registered Agent a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e) unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)

details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

THE SEAL, INSTRUMENTS UNDER SEAL AND DEEDS

118.	The Directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the office of the Registered Agent.

119.

The Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

120.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

121.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

122.	An instrument under seal or deed may be executed by the Company in any manner permitted by the Act.

DISTRIBUTIONS

123.

The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

124.

The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

125.

Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

126.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

127.	If several Persons are registered as joint holders of any Shares, any one of such Persons may give receipt for any Distribution made in respect of such Shares.

RECORDS AND UNDERLYING DOCUMENTATION

128.	The Company shall keep such records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

129.

The records and underlying documentation shall be kept at the office of the Registered Agent or at such other place or places, within or outside the British Virgin Islands as the Directors think fit, and shall always be open to the inspection of the Directors.

130.

Subject to the Act, the Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the records and underlying documentation of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any records or underlying documentation of the Company except as conferred by the Act or other applicable law or authorised by a Resolution of Directors or by a Resolution of Shareholders.

131.

Audited accounts relating to the Company’s affairs shall only be prepared if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

132.	Any auditors of the Company appointed shall not be deemed to be Officers.

NOTICES

133.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members, by electronic mail or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

134.

Any Shareholder present, either personally or by proxy, at any Shareholders’ meeting shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

135.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

136.

Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

137.	Notice of every Shareholders’ meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)

every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting, provided such Person has given notice of the death or bankruptcy to the Company.

No other Person shall be entitled to receive notices of Shareholders’ meetings, except any parties to whom the Company has agreed to provide such notices under any participation arrangements or participation agreements.

INDEMNITY

138.

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person (an “Indemnifiable Person”) who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a Director, an Officer, agent or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

139.

The Company may only indemnify an Indemnifiable Person if such Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful.

140.

The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such Person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

141.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such Person had reasonable cause to believe that his conduct was unlawful.

142.

Expenses, including legal fees, incurred by an Indemnifiable Person in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it shall ultimately be determined that the Indemnifiable Person is not entitled to be indemnified by the Company in accordance with these Articles.

143.

Expenses, including legal fees, incurred by a former Director, Officer or agent in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director, Officer or agent, as the case may be, to repay the amount if it shall ultimately be determined that the former Director, Officer or agent is not entitled to be indemnified by the Company in accordance with these Articles and upon such other terms and conditions, if any, as the Company deems appropriate.

144.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested Directors or otherwise, both as to acting in the Person’s official capacity and as to acting in another capacity while serving as a Director, if applicable.

145.

If a Person to be indemnified has been successful in defence of any proceedings described above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

INSURANCE

146.

The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Article.

NON-RECOGNITION OF TRUSTS

147.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

VOLUNTARY LIQUIDATION

148.	The Company may voluntarily commence its liquidation and dissolution by appointing a voluntary liquidator in accordance with section 199 of the Act if:

(a)	it has no liabilities; or

(b)	it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

149.	A voluntary liquidator may be appointed by a Resolution of Shareholders or, if the Company has never issued Shares, by a Resolution of Directors.

AMENDMENT OF ARTICLES OF ASSOCIATION

150.	These Articles may be amended in the manner prescribed in the Memorandum.

CLOSING OF REGISTER OF MEMBERS OR FIXING RECORD DATE

151.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any Distribution, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

152.

The Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any Distribution the Directors may, at or within ninety days prior to the date of declaration of such Distribution, fix a subsequent date as the record date for such determination.

153.

If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Distribution, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

154.

The Company may by Resolution of Directors or by Resolution of Shareholders resolve to be registered by way of continuation in a jurisdiction outside the British Virgin Islands in the manner provided under those laws. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Corporate Affairs to deregister the Company in the British Virgin Islands and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

155.

The Directors, or any service providers (including the Officers, the Secretary and the Registered Agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

156.

The Company shall elect to be classified for U.S. Tax Purposes as a partnership for as long as it has one or more participation agreements in effect and as a disregarded entity in all other instances and shall treat amounts payable to each holder of a participation under any such participation agreement as subject to Subchapter K of the Code. The Company shall for U.S. Tax Purposes only take all actions consistent, and no actions inconsistent, with this Article 156.

We, Estera Corporate Services (BVI) Limited of Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to these Articles of Association this 7th day of September, 2018.

Incorporator
/s/ Shanique Creque
Shanique Creque For and on behalf of
Estera Corporate Services (BVI) Limited